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Exhibit 10.27

AIRCRAFT LEASE

        THIS LEASE is made effective as of this 4th day of April, 2001 ("Lease") by and between X, Inc., an Oregon corporation ("Lessor"), and Oakley, Inc., a Washington corporation, with its principal offices located at One Icon, Foothill Ranch, CA 92610 ("Lessee").

RECITALS

        WHEREAS, in April 2001, Lessor ordered a Global Express aircraft bearing serial number 9084 ("Aircraft 9084") which is currently being manufactured and which, because of manufacturing delays, will not be available for delivery to Lessor until May 2002;

        WHEREAS, pending the delivery of Aircraft 9084, Lessor has leased from the aircraft manufacturer, on a temporary basis, another Global Express aircraft bearing serial number 9005 and registration number N700HX (the "Aircraft");

        WHEREAS, Lessee wishes to lease the Aircraft from Lessor and pay for the maintenance and operating costs of the Aircraft pending execution of this Lease;

        WHEREAS, the Board of Directors of Lessee (the "Board") has ratified and approved these actions of Lessee; and

        WHEREAS, the Board believes it is in the best interest of Lessee to enter into this Lease to provide for flight operations service for Lessee from the effective date of this Lease until the delivery of Aircraft 9084 to Lessor, and the commencement of a separate lease of Aircraft 9084 to Lessee.

AGREEMENT

        NOW, THEREFORE, Lessor and Lessee agree as follows:

1.    LEASE OF THE AIRCRAFT

        Subject to the terms and conditions contained herein, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the Aircraft.

2.    TERM

        The "Lease Term" shall commence on the date as of which Lessee executes the Delivery and Acceptance Certificate (the "Delivery Date") and shall terminate at the time of delivery to Lessor (or its successor) of Aircraft 9084. Lessee will have the right for any reason whatsoever to terminate this Lease before the end of the Lease Term, by giving Lessor not less than sixty (60) days' prior written notice of its intention so to terminate this Lease.

3.    RENT

        Notwithstanding Lessee's obligations to pay for the maintenance and operating costs of the Aircraft under Section 4, Lessee and Lessor hereby agree that no rent is due or payable under this Lease.

4.    AIRCRAFT MAINTENANCE

        During the Lease Term and until such time as the Aircraft is returned to Lessor, Lessee agrees, at the direction of Lessor and at Lessee's expense, to cause the Aircraft to be maintained at all times in (A) fully operational, duly certified and airworthy condition and (B) condition adequate to comply with all regulations of the FAA or any other governmental agency having jurisdiction over the maintenance, use or operation of the Aircraft. All work required by this Section 4 shall be undertaken and completed only by properly trained, licensed and certified maintenance personnel. All replacement parts shall be of the type approved by the airframe manufacturer and be of the same quality as the replaced part.

        Notwithstanding the foregoing, Lessor shall pay any extraordinary costs of maintenance or complying with manufacturer's service bulletins or FAA airworthiness alerts and directives.

5.    INSURANCE

        (a)    Public Liability and Property Damage Insurance

        Lessee represents and warrants that it will maintain in effect, at its own expense with insurers of recognized responsibility reasonably satisfactory to Lessor, (i) public liability insurance, including bodily injury and property damage (including, without limitation, passenger legal liability) in an amount not less than $50,000,000 for each single occurrence and (ii) such other property damage insurance (exclusive of manufacturer's property liability insurance) with respect to the Aircraft as is of the type and in the amounts usually carried by corporations similarly situated with Lessee.

        (b)    Insurance Against Loss or Damage to the Aircraft

        Lessee represents and warrants that it will maintain in effect, at its own expense, with insurers of recognized responsibility reasonably satisfactory to Lessor, all-risk ground and flight aircraft hull insurance covering the Aircraft.

6.    RETURN

        (a)    Location

        Upon the termination or expiration of the Lease Term, Lessee shall return the Aircraft, in accordance with Section 6(b), at Windsor Locks, Connecticut or at such other location within the 48 contiguous United States as may be agreed between Lessor and Lessee. All expenses for delivery and return of the Aircraft shall be borne by Lessee.

        (b)    Return Condition

        Upon return and at Lessee's expense (or at Lessor's expense as specified in Section 4), the Aircraft must satisfy all of the following conditions:

  (i)
  The Aircraft must be in an airworthy and serviceable condition, meet all of the applicable regulations of the FAA, and have a valid and continuing FAA certificate of airworthiness;

  (ii)
  The Aircraft must be returned with all equipment, parts, components, passenger service items and other accessories that were on or in the Aircraft when delivered to Lessee in a serviceable condition (ordinary wear and tear excepted) or with an equivalent or better replacement thereof; and

  (iii)
  All exterior paint and interior components (including, without limitation, paint, carpet, fabric and wood paneling) must be in the same good appearance as when the Aircraft was delivered to Lessee (ordinary wear and tear excepted).

        If Lessee does not return the Aircraft in accordance with the above condition, Lessor may make (or cause to be made) any repairs reasonably necessary to restore the Aircraft to the required condition and Lessee shall reimburse Lessor, upon demand, for any costs, expenses and fees related to such restoration.

7.    LESSOR'S DISCLAIMER

        EXCEPT AS SET FORTH ABOVE, LESSOR (AND ITS AFFILIATES) DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor (and its affiliates) and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor and its affiliates shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor or its affiliates: (i) any liability, loss or damage caused or alleged to be caused, directly or indirectly by the Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of the Aircraft or any risks relating thereto, (iii) any interruption of service, loss of business or anticipated profits or consequential damages, or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft.

8.    INDEMNIFICATION

        (a)    General Indemnity

        Lessee shall indemnify and save harmless Lessor, its affiliates, its successors and assigns, their directors, officers and employees (each, an "Indemnitee"), from and against any and all losses, claims (including, without limitation, claims involving strict or absolute liability in tort, damage, injury, death, liability and third party claims), suits, demands, costs and expenses of every nature (including, without limitation, reasonable attorneys' fees) arising directly or indirectly from or in connection with the possession, maintenance, condition, storage, use, operation or return of the Aircraft under this Lease (each, a "Claim"); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Claim to the extent such Claim is directly related to one or more of the following: (1) any breach of any representation or warranty by Lessor hereunder, or (2) the failure by Lessor to perform or observe any of its agreements, covenants or conditions herein, or (3) the willful misconduct or the gross negligence of any Indemnitee, or (4) the offer, sale or other disposition (voluntary or involuntary) of all or any part of Lessor's interest in the Aircraft or any part thereof, or (5) any tax, fee, Charge, or assessment or (6) except to the extent fairly attributable to the Lease Term, acts or events occurring, or circumstances or conditions existing, prior to, or after expiration or termination of, the Lease Term or actions taken (or required to be taken and not taken) prior to, or after expiration or termination of, the Lease Term or (7) any amount which Lessor expressly agrees to pay hereunder or any amount which is expressly stated to be a Claim that is not reimbursable by Lessee hereunder, or (8) any amounts relating to the deregistration with the FAA of the Aircraft as a result of the Lessor not being a Citizen of the United States. Lessee shall, upon request of Lessor defend any actions based on or arising out of any of the Claims that Lessee is responsible for. Lessor shall not pay or settle any Claim without the prior written consent of Lessee, which shall not be unreasonably withheld or delayed, or conditioned (except on contest).

        (b)    Survival

        Lessee's obligations under this Section 8 shall survive termination of this Lease and shall remain in effect until all required indemnity payments have been made by Lessee to Lessor.

9.    LESSEE'S DEFAULT

        An "Event of Default" shall arise hereunder if Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in connection herewith in any material respect, and such failure shall continue for ten (10) days after written notice thereof from Lessor to Lessee.

10.  LESSOR'S REMEDIES

        Upon the occurrence of any Event of Default, Lessor may, at its option, exercise any and or all remedies available at law or in equity, including, without limitation, any or all of the following remedies, as Lessor in its sole discretion shall elect:

  (i)
  By notice in writing terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate and thereupon Lessee, if so requested by Lessor, shall at its expense promptly return the Aircraft as required by Section 6 hereof; and

  (ii)
  Perform or cause to be performed any obligation, covenant or agreement of Lessee hereunder. Lessee agrees to pay all costs and expenses incurred by Lessor for such performance hereunder and acknowledges that such performance by Lessor shall not be deemed to cure said Event of Default.

11.  NOTICES

        Unless specifically provided to the contrary herein all notices permitted or required by this Lease shall be in writing and shall be deemed given when sent by telecopy or by nationally recognized courier service to the address set forth herein below, or such other address as may hereafter be designated by the addressee in a written notice to the other party.

12.  ENTIRE AGREEMENT

        The terms and conditions of this Lease constitute the entire agreement between the parties as to the subject matter hereof and supersede all prior written and oral negotiations, representations and agreements, if any, between the parties on such matters and shall be binding upon the parties, their successors, assigns and legal representatives.

13.  MODIFICATION OF AGREEMENT

        No change or modification hereof or waiver of any term or condition hereof shall be effective unless the change or modification is in writing and signed by both parties.

14.  COUNTERPARTS

        This Lease may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

15.  HEADINGS

        The headings of Sections and subsections of this Lease (other than Section 17) are included for convenience only and shall not be used in its construction or interpretation.

16.  GOVERNING LAW

        THE PARTIES HERETO ACKNOWLEDGE THAT THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

17.  TRUTH-IN-LEASING

        (a)  LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS DURING SUCH PERIOD. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

        (b)  LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

        (c)  LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

        Notwithstanding the forgoing, any inaccuracy in any statement or certification in Section 17(a) shall not in and of itself constitute an indemnifiable Claim or an Event of Default hereunder.

        IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the year and day first above written.

LESSOR:		LESSEE:
X, INC.		OAKLEY, INC.
By:	/s/ James Jannard	By:	/s/ Link Newcomb
Title:	President and Chief Executive Officer	Title:	Chief Operating Officer
Date:	March 28, 2002	Date:	March 28, 2002

Address for Notices:	44 Club Road Suite 200 Eugene, OR 97401	Address for Notices:	462 Stevens Avenue Suite 310 Solana Beach, CA 92075
Attention:	Scott McLeery	Attention:	Greg Weeks

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  Exhibit 10.27
AIRCRAFT LEASE
RECITALS
AGREEMENT